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Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial statements of AMC Entertainment Holdings, Inc. ("AMC" or the "Company") are presented to illustrate the estimated effects of (i) the acquisition of Odeon and UCI Cinemas Holdings Limited ("Odeon" or the "Odeon Acquisition"); (ii) the incurrence of $595,000,000 aggregate principal amount of Senior Subordinated Notes due 2026 (the "Dollar Notes") and £250,000,000 aggregate principal amount of Senior Subordinated Notes due 2024 (the "Sterling Notes") and $500,000,000 aggregate principal amount of incremental term loans (the "New Term Loans due 2023") and; (iii) the issuance of £122,226,000 ($159,000,000) of the Company's Class A Common Stock in a private placement for the Odeon Acquisition (clauses (ii) and (iii) referred to as the "Financings"). The pro forma financial information is based in part on certain assumptions regarding the foregoing transactions that the Company believes are factually supportable and expected to have a continuing impact on our consolidated results. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015, for the nine months ended September 30, 2016 and for the nine months ended September 30, 2015, combine the historical consolidated statements of operations of the Company and Odeon, giving effect to the Odeon Acquisition and the Financings as if they had been completed on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016, combines the historical consolidated balance sheets of Odeon and the Company, giving effect to the Odeon Acquisition and the Financings as if they had occurred on September 30, 2016. The historical consolidated financial information for Odeon has been adjusted to comply with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"). The classification of certain items presented by Odeon under UK Generally Accepted Accounting Practice ("UK GAAP") has been modified in order to align with the presentation used by the Company under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts have also been translated to USD. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the audited consolidated financial statements of the Company as of and for the year ended December 31, 2015, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, the unaudited consolidated financial statements of the Company as of and for the nine months ended September 30, 2016 and the nine months ended September 30, 2015, which are contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, the audited consolidated financial statements of Odeon audited under generally accepted auditing standards in the United States ("U.S. GAAS") and prepared in accordance with UK GAAP as of and for the year ended December 31, 2015, which have been filed as an exhibit to the Company's Current Report on Form 8-K dated as of October 24, 2016, the unaudited condensed consolidated financial statements of Odeon prepared in accordance with UK GAAP as of and for the nine months ended September 30, 2016 and for the nine months ended September 30, 2015, which have been filed as an exhibit to the Company's Current Report on Form 8-K dated as of November 30, 2016 and the information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The unaudited pro forma condensed combined financial statements have been prepared by the Company, as the acquirer, using the acquisition method of accounting in accordance with U.S. GAAP. The acquisition method of accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Before the Odeon Acquisition is completed, there are limitations regarding what the

Company can learn about Odeon. The assets and liabilities of Odeon have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on information that is currently available. The Company has not yet determined fair value of property, net, intangibles or capital and financing lease obligations acquired; therefore the carrying value has been used in the preliminary purchase price allocation and in the pro forma financial statements. The preliminary purchase price allocation for Odeon is subject to revision as a more detailed analysis is completed and additional information on the fair value of Odeon's assets and liabilities becomes available. The final allocation of the purchase price, which will be based upon actual tangible and intangible assets acquired as well as liabilities assumed, will be determined after the completion of the Odeon Acquisition, and could differ materially from the unaudited pro forma condensed combined financial statements presented here. Any change in the fair value of the net assets of Odeon will change the amount of the purchase price allocable to goodwill. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

        The unaudited pro forma condensed combined financial statements make certain assumptions regarding the amount and terms, including assumed pricing of common stock to be put into place in connection with the Odeon Acquisition as further described in Note 4 Purchase Price.

        The unaudited pro forma condensed combined financial information has been presented for information purposes only. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that the Company and Odeon would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Odeon Acquisition. The unaudited pro forma condensed combined financial information does not reflect any potential cost savings that may be realized as a result of the Odeon Acquisition and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings. No historical transactions between Odeon and the Company during the periods presented in the unaudited pro forma condensed combined financial statements have been identified at this time.

 AMC ENTERTAINMENT HOLDINGS, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 2016
(DOLLARS IN THOUSANDS)

	AMC Historical	Odeon Historical	Odeon Pro Forma Adjustments		AMC Pro Forma Odeon Acquistion
		(Note 2)	(Note 6)
Assets
Cash and equivalents	$46,312	$26,977	$229,060	(a)	$302,349
			—
Current assets	149,315	81,165	—		230,480
Property, net	1,537,951	850,571	—	(g)	2,388,522
Intangible assets, net	231,179	54,356	—	(g)	285,535
Goodwill	2,410,713	217,224	(217,224)	(b)	3,321,868
			911,155	(b)
Other long-term assets	593,786	38,634	—		632,420

Total assets	$4,969,256	$1,268,927	$922,991		$7,161,174

Liabilities and Stockholders' Equity
Current liabilities	$575,757	$231,052	$(3,484)	(h)	$782,405
			(2,168)	(h)
			(11,341)	(h)
			(5,680)	(a)
			(1,731)	(a)
Current Maturities:
Corporate Borrowings and Capital and Financing Lease Obligations	19,400	28,253	—		47,653
Corporate borrowings:
5.75% Senior Subordinated Notes due 2025	590,064	—	—		590,064
Senior Subordinated Notes due 2026	—	—	595,000	(a)	574,100
			(20,900)	(c)
Senior Subordinated GBP Notes due 2026	—	—	325,375	(a)	314,175
			(11,200)	(c)
5.875% Senior Subordinated Notes due 2022	369,811	—	—		369,811
Senior Secured Term Loan Facility due 2022	859,298	—	500,000	(a)	1,346,235
			(13,063)	(c)
Revolving Credit Facility due 2020	20,000	—	—		20,000
9% Senior Secured Note GBP due 2018	—	386,842	12,158	(e)	—
			(399,000)	(a)
Floating Rate Senior Secured Note EUR due 2018		222,515	2,485	(e)	—
			(225,000)	(a)
10.89% Shareholder Loans due 2019	—	819,210	(819,210)	(f)	—
5% Promissory Note Payable NCM due 2019	4,166	—	—		4,166
Capital and financing lease obligations	86,289	282,416	—	(g)	368,705
Other long-term liabilities	877,690	241,306	(29,933)	(h)	1,027,820
			(16,111)	(h)
			(45,132)	(h)

Total liabilities	3,402,475	2,211,594	(168,935)		5,445,134
Class A Common Stock	1,080	—	—		1,080

Stockholders' Equity
Class A Common Stock	215	—	—		215
Class B Common Stock	758	—	—		758
Additional paid-in capital	1,187,244	—	159,000	(a)	1,346,244
Treasury Stock	(680)	—	—		(680)
Accumulated other comprehensive income	2,070	—	—		2,070
Accumulated earnings (deficit)	376,094	(942,667)	942,667	(d)	366,353
			—
			(9,741)	(c)

Total stockholders' equity	1,565,701	(942,667)	1,091,926		1,714,960

Total liabilities and Stockholders' Equity	$4,969,256	$1,268,927	$922,991		$7,161,174

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

 AMC ENTERTAINMENT HOLDINGS, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2015
(dollars in thousands, except per share data)

	AMC Historical	Odeon Historical	Odeon Pro Forma Adjustments		AMC Pro Forma Odeon Acquisition
		Note (3)	Note (6)
Revenues	$2,946,900	$1,141,963	—		$4,088,863
Cost of operations	1,945,748	753,518	—		2,699,266
Rent	467,822	136,312	1,669	(l)	609,442
			3,639	(l)
			—
General and administrative:
Merger, acquisition and transaction costs	3,398	8,432	—	(j)	7,040
			(4,790)	(j)
Other	58,212	44,854	—		103,066
Depreciation and amortization	232,961	95,525	—		328,486
					—
Impairment of long-lived assets	1,702	8,275			9,977

Operating costs and expenses	2,709,843	1,046,916	518		3,757,277

Operating income	237,057	95,047	(518)		331,586
Other expense (income)	10,684	(38,734)	8,447	(l)	(19,603)
Interest expense	106,088	177,959	(141,577)	(i)	221,364
			75,715	(i)
			5,356	(i)
			(27,699)	(i)
			25,522	(i)
Equity in earnings of non-consolidated entities	(37,131)	(109)	—		(37,240)
Investment income	(6,115)	—	—		(6,115)

Total other expense	73,526	139,116	(54,236)		158,406

Earnings (loss) before income taxes	163,531	(44,069)	53,718		173,180
Income tax provision	59,675	1,214	(30,769)	(k)	30,120

Net earnings (loss)	$103,856	$(45,283)	$84,487		$143,060

Basic earnings per share	$1.06				$1.39

Average shares outstanding—Basic	97,963		5,126	Note (4)	103,089
Diluted earnings per share	$1.06				$1.39

Average shares outstanding—Diluted	98,029		5,126	Note (4)	103,155

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

 AMC ENTERTAINMENT HOLDINGS, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2016
(dollars in thousands, except per share data)

	AMC Historical	Odeon Historical	Odeon Pro Forma Adjustments		AMC Pro Forma Odeon Acquisition
		Note (3)	Note (6)
Revenues	$2,309,750	$779,329	—		3,089,079
Cost of operations	1,500,270	544,142	—		2,044,412
Rent	369,307	100,942	2,326	(l)	476,214
			3,639	(l)
			—
General and administrative:
Merger, acquisition and transaction costs	15,113	9,541	(6,183)	(j)	9,239
			(9,232)	(j)
Other	58,935	35,174	—		94,109
Depreciation and amortization	185,746	70,553	—		256,299
Impairment of long-lived assets	—	302			302

Operating costs and expenses	2,129,371	760,654	(9,450)		2,880,575

Operating income	180,379	18,675	9,450		208,504
Other expense (income)	(5)	99,025	2,354	(l)	101,374
Interest expense	80,875	131,557	(106,930)	(i)	159,874
			55,157	(i)
			4,018	(i)
			(26,686)	(i)
			21,883	(i)
Equity in (earnings) loss of non-consolidated entities	(28,143)	175	—		(27,968)
Investment income	(9,602)	—	—		(9,602)

Total other expense	43,125	230,757	(50,204)		223,678

Earnings (loss) before income taxes	137,254	(212,082)	59,654		(15,174)
Income tax provision (benefit)	54,560	2,451	(18,794)	(k)	38,217

Net earnings (loss)	$82,694	$(214,533)	$78,448		$(53,391)

Basic earnings per share	$0.84				$(0.52)

Average shares outstanding—Basic	98,196		5,126	Note (4)	103,322
Diluted earnings per share	$0.84				$(0.52)

Average shares outstanding—Diluted	98,211		5,126	Note (4)	103,377

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

 AMC ENTERTAINMENT HOLDINGS, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2015
(dollars in thousands, except per share data)

	AMC Historical	Odeon Historical	Odeon Pro Forma Adjustments		AMC Pro Forma Odeon Acquisition
		Note (3)	Note (6)
Revenues	$2,163,043	$779,254	—		2,942,297
Cost of operations	1,435,466	527,257	—		1,962,723
Rent	348,804	103,344	(251)	(l)	454,633
			2,736	(l)
			—
General and administrative:
Merger, acquisition and transaction costs	2,590	3,188	—	(j)	5,778
			—	(j)
Other	41,384	36,064	—		77,448
Depreciation and amortization	173,034	71,726	—		244,760
Impairment of long-lived assets	—	827			827

Operating costs and expenses	2,001,278	742,406	2,485		2,746,169

Operating income	161,765	36,848	(2,485)		196,128
Other expense (income)	9,273	(36,320)	6,812	(l)	(20,235)
Interest expense	80,468	134,574	(106,670)	(i)	167,954
			56,831	(i)
			4,018	(i)
			(20,158)	(i)
			18,891	(i)
Equity in (earnings) loss of non-consolidated entities	(21,536)	501	—		(21,035)
Investment income	(5,039)	—	—		(5,039)

Total other expense	63,166	98,755	(40,276)		121,645

Earnings (loss) before income taxes	98,599	(61,907)	37,791		74,483
Income tax provision (benefit)	36,360	(463)	(23,237)	(k)	12,660

Net earnings (loss)	$62,239	$(61,444)	$61,028		$61,823

Basic earnings per share	$0.64				$0.60

Average shares outstanding—Basic	97,959		5,126	Note (4)	103,085
Diluted earnings per share	$0.63				$0.60

Average shares outstanding—Diluted	98,024		5,126	Note (4)	103,150

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of the transactions and basis of pro forma presentation

Odeon Acquisition

        In July 2016, we announced an offer to purchase all of the issued and to be issued share capital of Odeon and UCI Cinemas Holdings Limited ("Odeon" or the "Odeon Acquisition"). Under the original terms of the Odeon Acquisition, Odeon shareholders will receive £387,874,000 ($505,000,000) in cash and new shares of the Company's Class A Common Stock with a value of £122,226,000 ($159,000,000). The Odeon Acquisition is equal to a total value of approximately £510,100,000 ($664,000,000) for Odeon's entire issued and to be issued capital assuming the transaction closed on September 30, 2016 and a currency translation rate of 1.3015 on September 30, 2016. Based on these assumptions, $505,000,000 will be paid in cash to Odeon shareholders and 5,126,000 new shares will be issued to Odeon shareholders on the acquisition date. We have agreed to file a registration statement to allow Odeon shareholders to resell their shares at specified times after closing and have granted certain other piggy-back registration rights. The estimated transaction value of £510,100,000 is based on the closing date of November 30, 2016 and includes interest from the locked box date of December 31, 2015 at 5.9617% through November 30, 2016 of approximately £26,500,000.

        Odeon operates 244 theatres and 2,243 screens in 7 countries (UK, Ireland, Italy, Spain, Austria, Portugal and Germany). The Company anticipates completing the Odeon Acquisition in the fourth quarter of 2016, subject to satisfaction of closing conditions. The acquisition is subject to European Commission approval.

        The unaudited pro forma condensed combined balance sheet as of September 30, 2016, was prepared by combining the historical unaudited condensed consolidated balance sheet data as of September 30, 2016 for each of the Company and Odeon (as adjusted to comply with U.S. GAAP) as if the Odeon Acquisition and the Financings (see Note 5) had been consummated on that date. In addition to certain U.S. GAAP adjustments, certain balance sheet reclassifications have also been reflected in order to conform Odeon's balance sheet to the Company's balance sheet presentation. Refer to Note 2 for a discussion of these U.S. GAAP and reclassification adjustments.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 and for the nine months ended September 30, 2016 and 2015 combines the results of operations of the Company and Odeon (as adjusted to comply with U.S. GAAP) as if the Odeon Acquisition and the Financings (see Note 5) had been consummated on January 1, 2015. In addition to certain U.S. GAAP adjustments, certain statements of operations reclassifications have also been reflected in order to conform the Company's statement of operations presentation. Refer to Note 3 for a discussion of these U.S. GAAP and reclassification adjustments.

        The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisitions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results.

        The acquisition method of accounting, based on Accounting Standards Codification ("ASC") 805, uses the fair value concepts defined in ASC 820, "Fair Value Measurement" (ASC 820). Fair value is defined in ASC 820 as the "price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants, and as a result, assets may be required to be recorded which are not intended to be used or sold and/or to value assets at a fair value measurement that do not reflect management's intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

        ASC 820 requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at fair value as of the acquisition date. As of the date of this filing the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The Company has not yet determined fair value of property, net intangibles or capital and financing leases acquired; therefore the carrying value has been used in the preliminary purchase price allocation and in the unaudited pro forma condensed combined financial statements.

2. Odeon Balance Sheet

        Odeon's condensed consolidated financial statements were prepared for the purpose of the reporting requirements of Rule 3-05 of Regulation S-X and in accordance with the accounting and disclosure requirements of FRS 102, The Financial Reporting Standard applicable in the UK and Ireland ("FRS 102"), which differs in certain respects from U.S. GAAP. The following schedule summarizes the necessary material adjustments to conform Odeon's condensed consolidated balance sheet as of September 30, 2016 to U.S. GAAP and USD (in thousands) and accounting policies and classification of certain items presented by Odeon under UK GAAP have been modified in order to align with the presentation used by the Company for its accounting policies and classification under U.S. GAAP (in thousands):

        Odeon's balance sheet has been translated into the Company's reporting currency, U.S. dollars, at a rate of GBP 1.00= USD 1.3015, the exchange rate as of September 30, 2016.

 BALANCE SHEET
AS OF SEPTEMBER 30, 2016

	Local Currency—GBP				USD
	Odeon Pro Forma Reclassified Amounts Presented	Odeon U.S. GAAP Adjustments		Odeon Historical U.S. GAAP	Odeon Historical U.S. GAAP
Assets
Cash and equivalents	£20,728	£—		£20,728	$26,977
Current assets	62,363	—		62,363	81,165
Property, net	430,752	195,445	(i)(f)	653,531	850,571
		(5,236)	(i)(e)
		13,770	(i)(k)
		18,800	(i)(l)
Intangible assets, net	—	1,264	(i)(j)	41,764	54,356
		40,500	(i)(j)
Goodwill	125,693	(77,679)	(i)(f)	166,903	217,224
		108,704	(i)(d)
		(96,562)	(i)(a)
		7,747	(i)(j)
		99,000	(i)(l)
Other long-term assets	16,389	13,495	(i)(h)	29,684	38,634
		(200)	(i)(l)

Total assets	£655,925	£319,048		£974,973	$1,268,927

Liabilities and Stockholders' Deficit
Current liabilities	£184,199	(11,014)	(i)(g)	£177,528	$231,052
		1,666	(i)(i)
		2,677	(i)(c)
Current Maturities:
Corporate Borrowings and Capital and Financing Lease Obligations	7,334	14,374	(i)(f)	21,708	28,253
Corporate borrowings:
9% Senior Secured Note GBP due 2018	297,228			297,228	386,842
Floating Rate Senior Secured Note EUR due 2018	170,968			170,968	222,515
10.89% Shareholder Loans due 2019	629,435	—		629,435	819,210
Capital and financing lease obligations	3,424	199,799	(i)(f)	216,993	282,416
		13,770	(i)(k)
Other long-term liabilities	116,766	(32,752)	(i)(a)	185,406	241,306
		9,662	(i)(b)
		13,174	(i)(c)
		33,845	(i)(i)
		24,011	(i)(j)
		20,700	(i)(l)

Total liabilities	1,409,354	289,912		1,699,266	2,211,594
Stockholders' Deficit	(753,429)	248	(i)(h)	(724,293)	(942,667)
		(51)	(i)(h)
		13,298	(i)(h)
		(26,044)	(i)(a)
		(39,978)	(i)(a)
		2,212	(i)(a)
		(10,943)	(i)(f)
		(85,464)	(i)(f)
		(3,368)	(i)(b)
		(6,294)	(i)(b)
		(12,275)	(i)(c)
		(3,576)	(i)(c)
		20,183	(i)(d)
		2,659	(i)(d)
		85,862	(i)(d)
		11,014	(i)(g)
		(2,512)	(i)(e)
		(2,724)	(i)(e)
		3,872	(i)(i)
		(39,383)	(i)(i)
		6,583	(i)(j)
		18,917	(i)(j)
		(3,500)	(i)(l)
		100,400	(i)(l)

Total liabilities and Stockholders' Deficit	£655,925	£319,048		£974,973	$1,268,927

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

        (i)    The adjustments presented above to Odeon's balance sheet related to:

          (a)   Under UK GAAP Odeon maintains a liability for leased properties still in use that are expected to generate losses in the future. Under U.S. GAAP, a liability cannot be recorded for losses related to contractual lease obligations until the cease use date has occurred. Odeon reduces the onerous lease provision when performance improves for properties previously forecast to generate cash losses. The Company has made the following adjustments related to the removal of the onerous lease provision and liability following U.S. GAAP:

As of September 30, 2016
Remove onerous lease liability	£(32,752)
Reduce goodwill	(96,562)
Record increase to accumulated deficit subsequent to January 1, 2015	(26,044)
Record increase to accumulated deficit prior to January 1, 2015	(39,978)
Record increase to accumulated other comprehensive income	2,212

          (b)   Under UK GAAP, fixed increases in rental payments that are meant to approximate the rate of inflation are not included in the calculation of straight-line rent expense but would be included under U.S. GAAP. The Company has made the following adjustment to include the estimated deferred rent expense and liability for operating leases as follows:

As of September 30, 2016
Record liability for deferred rent expense	£9,662
Record increase to accumulated deficit subsequent to January 1, 2015	(3,368)
Record increase to accumulated deficit prior to January 1, 2015	(6,294)

          (c)   Odeon occasionally receives premium payments from landlords that provide the landlord with the right to terminate the lease at the discretion of the landlord. Historically Odeon has recognized such payments in the year of payment. Under U.S. GAAP, such payments would generally be considered the same as incentives from a landlord and would be deferred over the period from receipt of the payment over the remainder of the expected lease term. The Company has made the following adjustments to defer the amounts received from landlords for operating leases:

As of September 30, 2016
Record long-term portion of liability for landlord benefits	£13,174
Record short-term portion of liability	2,677
Record increase to accumulated deficit subsequent to January 1, 2015	(12,275)
Record increase to accumulated deficit prior to January 1, 2015	(3,576)

          (d)   Goodwill is amortized under UK GAAP but is not amortized under U.S. GAAP. Transaction expenses are capitalized as part of acquisition consideration under UK GAAP. The

  Company has made the following adjustment to reinstate goodwill for amounts amortized under UK GAAP and to reverse the capitalization of transaction expenses as follows:

As of September 30, 2016
Reinstate goodwill	£108,704
Record decrease to accumulated deficit subsequent to January 1, 2015	20,183
Record increase to accumulated other comprehensive income	2,659
Record decrease to accumulated deficit prior to January 1, 2015	85,862

          (e)   Under UK GAAP impairment charges recorded previously can be reversed. However, under U.S. GAAP, impairment charges recorded in prior periods are not reversed in future periods. The Company has made the following adjustments related to reversing previously recorded impairment charges and to reverse depreciation on these long-lived assets under UK GAAP as follows:

As of September 30, 2016
Property, net	£(5,236)
Record increase to accumulated deficit subsequent to January 1, 2015	(2,512)
Record increase to accumulated deficit prior to January 1, 2015	(2,724)

          (f)    Reflects the adjustment to account for certain build-to-suit and capital leases. Build-to-suit leases are treated as financing transactions under U.S. GAAP when the lessee is involved in the construction of the leased assets. Odeon had significant continuing involvement in relation to the leased properties upon completion of their construction activities and, accordingly, the lease arrangements failed the sale and leaseback test. Under UK GAAP, these leases were treated as operating leases. This results in the recognition of the leased assets at their net book value, a related finance liability and a corresponding goodwill adjustment under U.S. GAAP for leases acquired in business combinations. The Company has made the following adjustments related to these capital and financing leases following U.S. GAAP:

As of September 30, 2016
Record build to suit and capital lease assets	£195,445
Record short-term capital and finance lease obligation	14,374
Record long-term capital and finance lease obligation	199,799
Adjust Goodwill	(77,679)
Record increase to accumulated deficit subsequent to January 1, 2015	(10,943)
Record increase to accumulated deficit prior to January 1, 2015	(85,464)

          (g)   Represents adjustments for share based compensation expense related to Odeon's senior long-term incentive program ("Senior LTIP") that is contingent upon the consummation of the Odeon Acquisition. Under U.S. GAAP recognition of share based compensation expense that is contingent on the consummation of a transaction is deferred until the transaction is consummated.

As of September 30, 2016
Remove liability for Senior LTIP	£(11,014)
Record decrease to accumulated deficit subsequent to January 1, 2015	11,014

          (h)   Following pension accounting rules under UK GAAP, the net pension assets associated with an overfunded pension plan are generally not recognized on the balance sheet. However, such pension assets are recognized under U.S. GAAP. The Company has made the following adjustment to recognize the net pension asset following U.S. GAAP:

As of September 30, 2016
Record net pension asset	£13,495
Record decrease to accumulated deficit subsequent to January 1, 2015	248
Record increase to accumulated deficit prior to January 1, 2015	(51)
Record increase to accumulated other comprehensive income	13,298

          (i)    Under U.S. GAAP and following the variable interest consolidation model, certain entities required consolidation in the historical accounts that did not require consolidation under UK GAAP. In addition, under U.S. GAAP gains from sale leaseback transactions are typically deferred over the term of the lease. The following adjustments represent the impact of consolidating the variable interest entities, the subsidiaries of Odeon Property Group LLP (the "PropCos"), and the impact of deferring gains from historic sale leaseback transactions related to the PropCos under U.S. GAAP.

As of September 30, 2016
Record PropCos current liabilities	£1,666
Record PropCos deferred gain	33,845
Record PropCos decrease to accumulated deficit subsequent to January 1, 2015	3,872
Record PropCos increase to accumulated deficit prior to January 1, 2015	(39,383)

          (j)    Under UK GAAP, identifiable intangible assets and liabilities are not required to be separately identified and recorded on an entity's balance sheet in connection with a business combination. Under U.S. GAAP, identifiable intangible assets and liabilities such as favorable and unfavorable leases and tradenames are required to be separately identified and determined to be indefinite-lived or definite lived intangible assets or liabilities. The following adjustments record the balances for identified tradenames, favorable lease assets and unfavorable lease liabilities under U.S. GAAP.

As of September 30, 2016
Record favorable lease asset definite lived intangible	£1,264
Record tradename indefinite lived intangible	40,500
Record adjustment to Goodwill	7,747
Record unfavorable lease liability definite lived intangible	24,011
Record decrease to accumulated deficit subsequent to January 1, 2015	6,583
Record decrease to accumulated deficit prior to January 1, 2015	18,917

          (k)   Under U.S. GAAP, construction in progress for locations recorded as financing leases in (f) above are recorded as increases to property and the related financing lease obligation.

As of September 30, 2016
Record property	£13,770
Record financing lease obligation	13,770

          (l)    Timing differences arising historically in Odeon did not result in significant deferred tax assets or liabilities recorded on the balance sheet in respect of foreign jurisdictions due to the availability of off balance sheet deferred tax assets, including net operating loss carryforwards. Consequently, U.S. GAAP adjustments do not result in significant additional deferred tax assets or liabilities. Odeon has made a U.S. GAAP policy election not to include any tax basis in the reported position for certain leasehold assets in the UK and Ireland where its tax basis declines or 'wastes' over time. As a result, an adjustment is required to increase the reported deferred tax liability for these territories and record associated increases in the carrying value of the assets themselves, or goodwill for those assets acquired via business combinations.

As of September 30, 2016
Record fixed assets	£18,800
Record goodwill	99,000
Record decrease to deferred tax asset	(200)
Record deferred tax liability	20,700
Record increase to accumulated deficit subsequent to January 1, 2015	(3,500)
Record decrease to accumulated deficit prior to January 1, 2015	100,400

Summary of Reclassification Adjustments for Odeon

        The classification of certain items presented by Odeon under UK GAAP has been modified in order to align with the presentation used by the Company under U.S. GAAP as shown below. The reclassification adjustments to the Balance Sheet as of September 30, 2016 relate to the structure of the Consolidated Balance Sheet for Odeon following its policies under UK GAAP which utilize different naming and aggregation standards than the Company's presentation following its policies under U.S. GAAP and separately identifies items such as goodwill as intangible assets. The reclassification adjustments to conform Odeon's historical financial statement presentation to the Company's historical financial statement presentation have also been condensed to conform with the amounts presented in the unaudited pro forma condensed combined financial statement presentations included herein. There have been no changes in total stockholders' deficit as a result of these reclassifications.

 Odeon
Summary of pro forma reclassification adjustment for Odeon—Balance sheet
As of September 30, 2016

	UK GAAP
	Odeon Historical Presentation (in £)	Reclassification Adjustments to conform to AMC Presentation (in £)	Reclassified amounts (in £)	Pro Forma Reclassified Amounts Presented (in £)
	(in thousands)
As of September 30, 2016
Intangible assets	125,693	(125,693)	—
Goodwill	—	125,693	125,693	125,693
Tangible assets	430,752	(430,752)	—
Property, net		430,752	430,752	430,752
Investments in joint ventures	939	(939)	—
Other long-term assets		7,554	7,554
Deferred charges on revolving credit facility		399	399
Deferred tax asset		6,989	6,989
Long-term: Receivables, net		1,447	1,447

Other Long-Term Assets				16,389
Stocks	7,374	(7,374)	—
Other current assets		7,374	7,374
Debtors due within one year	54,989	(54,989)	—
Short-term: Receivables, net		19,910	19,910
Other current assets		35,079	35,079

Current Assets				62,363
Debtors due after more than one year	15,051	(15,051)	—
Cash at bank and in hand	20,728	(20,728)	—
Cash and Equivalents		20,728	20,728	20,728
Creditors: amounts falling due within one year	191,533	(191,533)	—
Short-term: Accounts payable		37,892	37,892
Short-term: Accrued expenses and other liabilities		129,167	129,167
Deferred revenues and income		17,140	17,140

Current liabilities				184,199
Current maturities of corporate borrowings and capital and financing lease obligations		7,334	7,334	7,334
Creditors: amounts falling due after more than one year	1,174,900	(1,174,900)	—
9% Senior Secured Note GBP due 2018		297,228	297,228	297,228
Floating Rate Senior Secured Note EUR due 2018		170,968	170,968	170,968
10.89% Shareholder Loans due 2019		629,435	629,435	629,435
Capital and financing lease obligations		3,424	3,424	3,424
Other long term liabilities		112,112	112,112
Deferred tax liability	4,654	—	4,654
Provisions	34,741	(34,741)	—
Pensions and similar obligations	3,127	(3,127)	—

Other long-term liabilities				116,766
Called up share capital	120,645	—	120,645
Other reserves	(10,353)	10,353	—
Additional Paid-In Capital		(10,353)	(10,353)
Profit and loss account	(863,721)	24,037	(839,684)
Accumulated Other Comprehensive Income		(24,037)	(24,037)

Stockholders' Deficit				(753,429)

3. Odeon's Statements of Operations

        Odeon's condensed consolidated financial statements were prepared for the purpose of the reporting requirements of Rule 3-05 of Regulation S-X and in accordance with FRS 102. The following schedule summarizes the necessary material adjustments to the Odeon condensed consolidated statements of operations for the year ended December 31, 2015, the nine months ended September 30, 2016 and the nine months ended September 30, 2015 to conform to U.S. GAAP and to record the results in the reporting currency of the Company, dollars (in thousands), and the accounting policies and classification of certain items presented by Odeon under UK GAAP for the year ended December 31, 2015 and the nine months ended September 30, 2016 and the nine months ended September 30, 2015 have been modified in order to align with the presentation used by the Company for its accounting policies and classifications under U.S. GAAP (in thousands):

 STATEMENT OF OPERATIONS
FOR THE YEAR ENDED
DECEMBER 31, 2015

	Local Currency—GBP				USD
	Odeon Pro Forma Reclassified Amounts Presented	Odeon U.S. GAAP Adjustments		Odeon Historical U.S. GAAP	Odeon Historical U.S. GAAP
Revenues	£747,164	£—		£747,164	$1,141,963
Cost of operations	493,012	—		493,012	753,518
Rent	87,676	24,994	(ii)(a)	89,186	136,312
		1,982	(ii)(b)
		14,876	(ii)(c)
		(36,186)	(ii)(f)
		(4,156)	(ii)(j)
General and administrative:
Merger, acquisition and transaction costs	5,517	—		5,517	8,432
Other	36,144	(6,980)	(ii)(g)	29,347	44,854
		(517)	(ii)(h)
		700	(ii)(i)
Depreciation and amortization	54,134	(11,604)	(ii)(d)	62,500	95,525
		(316)	(ii)(e)
		18,877	(ii)(f)
		409	(ii)(j)
		1,000	(ii)(k)
Impairment of long-lived assets	2,156	3,258	(ii)(e)	5,414	8,275

Operating costs and expenses	678,639	6,337		684,976	1,046,916

Operating income	68,525	(6,337)		62,188	95,047
Other expense (income)	(22,693)	(3,026)	(ii)(i)	(25,343)	(38,734)
		376	(ii)(h)
Interest expense	95,278	23,804	(ii)(f)	116,435	177,959
		(2,647)	(ii)(a)
		—	(ii)(h)
Equity in earnings of non-consolidated entities	(71)	—		(71)	(109)
Investment income	—	—		—	—

Total other expense	72,514	18,507		91,021	139,116

Earnings before income taxes	(3,989)	(24,844)		(28,833)	(44,069)
Income tax provision	894	(100)	(ii)(k)	794	1,214

Net loss	£(4,883)	£(24,744)		£(29,627)	$(45,283)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

 STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2016

	Local Currency—GBP				USD
	Odeon Pro Forma Reclassified Amounts Presented	Odeon U.S. GAAP Adjustments		Odeon Historical U.S. GAAP	Odeon Historical U.S. GAAP
Revenues	£559,825	£—		£559,825	$779,329
Cost of operations	390,880	—		390,880	544,142
Rent	100,268	4,216	(ii)(a)	72,511	100,942
		1,386	(ii)(b)
		(2,601)	(ii)(c)
		(27,639)	(ii)(f)
		(3,119)	(ii)(j)
General and administrative:
Merger, acquisition and transaction costs	6,854	—		6,854	9,541
Other	29,842	(4,034)	(ii)(g)	25,267	35,174
		(541)	(ii)(h)
		—	(ii)(i)
Depreciation and amortization	43,962	(8,579)	(ii)(d)	50,681	70,553
		(431)	(ii)(e)
		14,646	(ii)(f)
		283	(ii)(j)
		800	(ii)(k)
Impairment of long-lived assets	217	—	(ii)(e)	217	302

Operating costs and expenses	572,023	(25,613)		546,410	760,654

Operating income	(12,198)	25,613		13,415	18,675
Other expense (income)	71,882	(1,182)	(ii)(i)	71,134	99,025
		434	(ii)(h)
Interest expense	77,580	17,442	(ii)(f)	94,503	131,557
		(519)	(ii)(a)
		—	(ii)(h)
Equity in loss of non-consolidated entities	126	—		126	175
Investment income	—	—		—	—

Total other expense	149,588	16,175		165,763	230,757

Earnings (loss) before income taxes	(161,786)	9,438		(152,348)	(212,082)
Income tax provision	(39)	1,800	(ii)(k)	1,761	2,451

Net loss	(161,747)	7,638		(154,109)	$(214,533)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

 STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2015

	Local Currency—GBP				USD
	Odeon Pro Forma Reclassified Amounts Presented	Odeon U.S. GAAP Adjustments		Odeon Historical U.S. GAAP	Odeon Historical U.S. GAAP
Revenues	£508,593	£—		£508,593	$779,254
Cost of operations	344,123	—		344,123	527,257
Rent	80,780	5,653	(ii)(a)	67,449	103,344
		1,487	(ii)(b)
		9,649	(ii)(c)
		(27,012)	(ii)(f)
		(3,108)	(ii)(j)
General and administrative:
Merger, acquisition and transaction costs	2,081	—		2,081	3,188
Other	28,026	(4,815)	(ii)(g)	23,538	36,064
		(373)	(ii)(h)
		700	(ii)(i)
Depreciation and amortization	40,627	(8,706)	(ii)(d)	46,813	71,726
		(237)	(ii)(e)
		14,073	(ii)(f)
		306	(ii)(j)
		750	(ii)(k)
Impairment of long-lived assets	540	—	(ii)(e)	540	827

Operating costs and expenses	496,177	(11,633)		484,544	742,406

Operating income	12,416	11,633		24,049	36,848
Other expense (income)	(21,713)	(2,269)	(ii)(i)	(23,705)	(36,320)
		277	(ii)(h)
Interest expense	71,925	17,923	(ii)(f)	87,832	134,574
		(2,016)	(ii)(a)
		—	(ii)(h)
Equity in loss of non-consolidated entities	327	—		327	501
Investment income	—	—		—	—

Total other expense	50,539	13,915		64,454	98,755

Earnings (loss) before income taxes	(38,123)	(2,282)		(40,405)	(61,907)
Income tax provision	(227)	(75)	(ii)(k)	(302)	(463)

Net loss	(37,896)	(2,207)		(40,103)	$(61,444)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

        Odeon's condensed consolidated statement of operations for the year ended December 31, 2015 has been translated into U.S. dollars at a rate of GBP 1.00=USD 1.5284, the average exchange rate for the year ended December 31, 2015.

        Odeon's condensed consolidated statement of operations for the nine months ended September 30, 2016 has been translated into U.S. dollars at a rate of GBP 1.00= 1.3921, the average exchange rate for the nine months ended September 30, 2016.

        Odeon's condensed consolidated statement of operations for the nine months ended September 30, 2015 has been translated into U.S. dollars at a rate of GBP 1.00= 1.5322, the average exchange rate for the nine months ended September 30, 2015.

        (ii)   Reflects the following U.S. GAAP adjustments (in thousands):

          (a)   Under UK GAAP, Odeon maintains a liability for leased properties still in use that are expected to generate losses in the future. Under U.S. GAAP, liability cannot be recorded for losses related to contractual lease obligations until the cease use date has occurred. Odeon adjusts the onerous lease provision when performance improves for properties previously forecast to generate cash losses. The Company has made the following adjustment to remove the benefit of the change in provision for onerous leases and to remove related accretion of interest on the liability as follows:

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Remove benefit of onerous lease provision released	£24,994	£4,216	£5,653
Remove interest expense for onerous leases	(2,647)	(519)	(2,016)

          (b)   Under UK GAAP, fixed increases in rental payments that are meant to approximate the rate of inflation are not included in the calculation of straight-line rent expense but would be included under U.S. GAAP. The Company has made the following adjustment to include the estimated deferred rent expense for operating leases as follows:

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Record deferred rent expense, net of amortization of the deferred amount	£1,982	£1,386	£1,487

          (c)   Odeon occasionally receives premium payments from landlords that provide the landlord with the right to terminate the lease at the discretion of the landlord. Historically Odeon has recognized such payments in the year of payment. Under U.S. GAAP, such payments would generally be considered the same as incentives from a landlord and would be recognized on a straight-line basis over the period from receipt of the payment over the remainder of the expected lease term. The Company has made the following adjustment to remove the benefits received from landlords for operating leases and to replace that amount with amortization of the deferred amounts over the terms of the leases as follows:

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Remove lease incentive benefits and replace that amount with amortization of deferred amounts	£14,876	£(2,601)	£9,649

          (d)   Goodwill is amortized under UK GAAP but is not amortized under U.S. GAAP. The Company has made the following adjustment to remove the expense related to goodwill amortization under UK GAAP as follows:

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Remove amortization of goodwill	£(11,604)	£(8,579)	£(8,706)

          (e)   Under UK GAAP impairment charges recorded previously can be reversed. However, under U.S. GAAP, impairment charges recorded in prior periods are not reversed in future periods. During the nine months ended September 30, 2016 and 2015, Odeon did not record any reversals of previous impairment charges. The Company has made the following adjustments to reverse the reinstatement of previously recorded impairment charges and to reverse depreciation on these long-lived assets under UK GAAP as follows:

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Remove reversal of previous impairments	£3,258	£—	£—
Remove depreciation expense	(316)	(431)	(237)

          (f)    Reflects the adjustment to interest expense, depreciation expense and rent expense to account for capital leases and build-to-suit leases, which should be accounted as financing transactions under U.S. GAAP as a result of the involvement of Odeon during the construction of such leased properties and its significant continuing involvement upon completion of construction activities. These leases were accounted for as operating leases under UK GAAP.

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Record interest expense for build to suit and capital leases	£23,804	£17,442	£17,923
Record depreciation expense	18,877	14,646	14,073
Remove rent expense for operating leases	(36,186)	(27,639)	(27,012)

          (g)   Represents share based compensation expense related to Odeon's senior long-term incentive program ("Senior LTIP") that is contingent upon the consummation of the Odeon

  Acquisition. Under U.S. GAAP recognition of share based compensation expense that is contingent on the consummation of a transaction is deferred until the transaction is consummated.

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Remove Senior LTIP expense	£(6,980)	£(4,034)	£(4,815)

          (h)   Under UK GAAP, actuarial losses or gains are recognized immediately through other comprehensive income during the year of occurrence. Under U.S. GAAP, these are recognized in other comprehensive income and amortized through the income statement over the average life expectancy of inactive participants following the corridor approach, which allows the Company to defer amortization of actuarial losses or gains through the income statement which are lower than the greater of 10% of the fair value of the pension plan assets or the projected benefit obligation at the start of the period

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Records reclassification of pension plan interest income from Other expense	£(517)	£(541)	£(373)
Records reclassification of pension plan interest income and amortization of actuarial gain	376	434	277

          (i)    Under U.S. GAAP, gains from sale leaseback transactions are typically deferred over the term of the lease. The following adjustments represent the impact of amortizing the deferred gains from historic sale leaseback transactions related to the PropCos under U.S. GAAP, as well as eliminating the intercompany loan activity:

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Record amortization of deferred sale lease back gain	£(3,026)	£(1,182)	£(2,269)
Record release of provision	700	—	700

          (j)    Under UK GAAP, identifiable intangible assets and liabilities are not required to be separately identified and recorded on an entity's balance sheet in connection with a business combination. Under U.S. GAAP, identifiable intangible assets and liabilities such as favorable and unfavorable leases are required to be separately identified and determined to be indefinite-lived or definite lived intangible assets or liabilities. The following adjustments record the amortization for identified favorable lease assets and unfavorable lease liabilities under U.S. GAAP.

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Record amortization of unfavorable lease liability	£(4,156)	£(3,119)	£(3,108)
Record amortization of favorable lease asset	409	283	306

          (k)   Income and expenses recorded historically by Odeon were not significantly tax effected in foreign jurisdictions as a result of available unrecorded deferred tax assets including net operating loss carryforwards. As a result U.S. GAAP adjustments do not result in significant amounts of additional income tax expense or benefit in these foreign jurisdictions. Odeon has made a U.S. GAAP policy election not to include any tax basis in the reported position for certain leasehold assets in the UK and Ireland where its tax basis declines or 'wastes' over time. As a result, the value of the assets is grossed up under U.S. GAAP to reflect the associated deferred tax liability acquired and an adjustment is required to increase depreciation and record the related tax credit.

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Remove income tax benefit related to adjustment (g) above	£(100)	£1,800	£(75)
Record depreciation expense for fixed assets recorded related to policy election	1,000	800	750

Summary of Reclassification Adjustments for Odeon

        The classification of certain items presented by Odeon under UK GAAP has been modified in order to align with the presentation used by the Company under U.S. GAAP as shown below. The reclassification adjustments to the Income Statements for the year ended December 31, 2015, the nine months ended September 30, 2016 and the nine months ended September 30, 2015 relate to the structure of the Consolidated Income Statement for Odeon following its policies under UK GAAP which utilize different naming and aggregation standards than the Company's presentation following its policies under U.S. GAAP and breaks out items such as revenues as turnover. The reclassification adjustments to conform Odeon's historical financial statement presentation to the Company's historical financial statement presentation have also been condensed to conform with the amounts presented in the pro forma condensed and combined financial statement presentations included herein. There have been no changes in Odeon's historical net loss for any period as a result of these reclassifications.

 Odeon
Summary of pro forma reclassification adjustment for Odeon—Income Statement
Year ended December 31, 2015

	UK GAAP
	Odeon Historical UK GAAP Presentation (in £)	Reclassification Adjustments to conform to AMC Presentation (in £)	Reclassified amounts (in £)	Pro Forma Reclassified Amounts Presented (in £)
	(in thousands)
12 months ended December 31, 2015
Turnover	747,164	(747,164)
Admissions		500,734	500,734
Food and beverage		180,331	180,331
Other theatre		66,099	66,099

Revenues				747,164
Cost of sales	274,250	(274,250)
Film exhibition costs		210,709	210,709
Food and beverage costs		42,793	42,793
Distribution costs, administration expenses and other operating income	415,185	(415,185)
Operating expense		239,510	239,510

Cost of operations				493,012
Rent		87,676	87,676	87,676
General and administrative:
Merger, acquisition and transaction costs		5,517	5,517	5,517
Other		36,144	36,144	36,144
Depreciation and amortization		54,134	54,134	54,134
Impairment of long-lived assets		2,156	2,156	2,156
Other expense (income)		(22,693)	(22,693)	(22,693)
Interest payable and similar charges	95,393	(95,393)
Corporate borrowings		92,631	92,631
Capital and financing lease obligations		2,647	2,647

Interest expense				95,278
Group's share of profit in joint ventures	(186)	186
Other interest receivable and similar income	(22,987)	22,987
Equity in earnings of non-consolidated entities		(71)	(71)	(71)
Investment income		—
Profit on disposal of properties	(10,502)	10,502
Income tax provision (benefit)	894		894	894

Net loss	(4,883)	—	(4,883)	(4,883)

 Odeon
Summary of pro forma reclassification adjustment for Odeon—Income Statement
Nine months ended September 30, 2016

	UK GAAP
	Odeon Historical UK GAAP Presentation (in £)	Reclassification Adjustments to conform to AMC Presentation (in £)	Reclassified amounts (in £)	Pro Forma Reclassified Amounts Presented (in £)
	(in thousands)
9 months ended September 30, 2016
Turnover	559,825	(559,825)
Admissions		372,503	372,503
Food and beverage		140,903	140,903
Other theatre		46,419	46,419

Revenues				559,825
Cost of sales	207,745	(207,745)
Film exhibition costs		156,025	156,025
Food and beverage costs		35,460	35,460
Distribution costs, administration expenses and other operating income	364,778	(364,778)
Operating expense		199,395	199,395

Cost of operations				390,880
Rent		100,268	100,268	100,268
General and administrative:
Merger, acquisition and transaction costs		6,854	6,854	6,854
Other		29,842	29,842	29,842
Depreciation and amortization		43,962	43,962	43,962
Impairment of long-lived assets		217	217	217
Other expense (income)		71,882	71,882	71,882
Interest payable and similar charges	148,987	(148,987)
Corporate borrowings		76,812	76,812
Capital and financing lease obligations		768	768

Interest expense				77,580
Group's share of loss in joint ventures	71	(71)
Other interest receivable and similar income
Equity in earnings of non-consolidated entities		126	126	126
Investment income
Loss on disposal of properties	30	(30)
Income tax provision (benefit)	(39)		(39)	(39)

Net loss	(161,747)	—	(161,747)	(161,747)

 Odeon
Summary of pro forma reclassification adjustment for Odeon—Income Statement
Nine months ended September 30, 2015

	UK GAAP
	Odeon Historical UK GAAP Presentation (in £)	Reclassification Adjustments to conform to AMC Presentation (in £)	Reclassified amounts (in £)	Pro Forma Reclassified Amounts Presented (in £)
	(in thousands)
9 months ended September 30, 2015
Turnover	508,593	(508,593)
Admissions		343,029	343,029
Food and beverage		126,871	126,871
Other theatre		38,693	38,693

Revenues				508,593
Cost of sales	183,655	(183,655)
Film exhibition costs		142,044	142,044
Food and beverage costs		29,740	29,740
Distribution costs, administration expenses and other operating income	320,603	(320,603)
Operating expense		172,339	172,339

Cost of operations				344,123
Rent		80,780	80,780	80,780
General and administrative:
Merger, acquisition and transaction costs		2,081	2,081	2,081
Other		28,026	28,026	28,026
Depreciation and amortization		40,627	40,627	40,627
Impairment of long-lived assets		540	540	540
Other expense (income)		(21,713)	(21,713)	(21,713)
Interest payable and similar charges	72,136	(72,136)
Corporate borrowings		69,620	69,620
Capital and financing lease obligations		2,305	2,305

Interest expense				71,925
Group's share of loss in joint ventures	240	(240)
Other interest receivable and similar income	(21,822)	21,822
Equity in earnings of non-consolidated entities		327	327	327
Investment income
Profit on disposal of properties	(8,096)	8,096
Income tax provision (benefit)	(227)		(227)	(227)

Net loss	(37,896)	—	(37,896)	(37,896)

4. Purchase Price

Odeon

        The transaction represents a total value of approximately £510,100,000 ($664,000,000) for Odeon's share capital based on a currency translation rate of GBP 1.00=1.3015 U.S. dollars on September 30, 2016. Approximately 75% of this estimated purchase price will be paid in cash to the Odeon shareholders and approximately 25% will be paid through the issuance to them of shares of the

Company's Class A common stock. The estimated transaction value of £510,100,000 is based on the closing date of November 30, 2016 and includes interest from the locked box date of December 31, 2015 at 5.9617% through November 30, 2016 of approximately £26,500,000.

        The preliminary estimate of cash consideration expected to be transferred to effect the Odeon Acquisition is approximately £387,874,000 or approximately $505,000,000. Estimated cash consideration is based on the preliminary estimate of the number of shares outstanding on the acquisition date. These estimated amounts do not purport to represent what the actual cash consideration transferred will be when the acquisition closes (in thousands, except for share price):

  Acquisition Consideration:

Estimated number of Company shares to be issued based on 20 day average share price of $31.02 three days prior to September 30, 2016	5,126

Estimated $USD price paid with shares based on a currency translation rate of 1.3015 on September 30, 2016	$159,000
Plus
Cash distribution to Odeon shareholders	$505,000

Total preliminary estimated acquisition consideration	$664,000

        The actual number of shares issued on November 30, 2016 was 4,536,466 based on a 20 day average share price of $33.44 three days prior to November 30, 2016 and a translation rate of 1.24.

        The actual purchase price on November 30, 2016 was $638,000,000 based on a translation rate of 1.25.

        Under the acquisition method of accounting, the total estimated purchase price is allocated to Odeon's assets and liabilities based upon their estimated fair value as of the date of completion of the acquisition. Based upon the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based on Odeon's final analysis, is as follows (in thousands):

Cash and cash equivalents	$26,977
Current assets	81,165
Property, net	850,571	(a)
Goodwill	911,155
Intangible assets:
Tradename—Indefinite lived asset	52,711	(a)
Favorable lease—Definite lived asset	1,645	(a)
Other assets	38,634

Total assets acquired	1,962,858
Current liabilities	(214,059)
9% Senior Secured Note GBP due 2018	(399,000)
4.93% Senior Secured Note EUR due 2018	(225,000)
Capital lease and financing lease obligations	(310,669)	(a)
Other liabilities	(150,130)

Net assets acquired	$664,000

(a)
The Company has not yet determined fair value of property, net, intangibles or capital and financing lease obligations acquired; therefore the carrying value has been used in the preliminary purchase price allocation and in the unaudited pro forma condensed combined financial statements.

5. Acquisition Financings

        In connection with the Odeon Acquisition, the Company incurred the following indebtedness on November 8, 2016: $595,000,000 aggregate principal amount of Senior Subordinated Notes due 2026;
£250,000,000 ($325,375,000) aggregate principal amount of Senior Subordinated Notes due 2024; and
$500,000,000 aggregate principal amount of New Term Loans due 2023. We also amended our existing Term Loans due 2022 to lower the interest rate from LIBOR plus 3.75% to LIBOR plus 2.75% and to remove a LIBOR floor of 0.75%. We have assumed an interest rate based on one-month LIBOR of 0.53% resulting in an interest rate of 3.28% for our Term Loans due 2022 and 2023. An increase or decrease of 0.50% of the assumed LIBOR based interest rate for our Term Loans due 2022 and 2023 would increase or decrease interest expense by approximately $6.4 million for the twelve months ended December 31, 2015 and approximately $5.2 million for the nine months ended September 30, 2016 and approximately $4.8 million for the nine months ended September 30, 2015.

6. Pro Forma Adjustments

        The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the transactions described above were completed on September 30, 2016 for balance sheet purposes and as of January 1, 2015 for statement of operations purposes.

        In connection with the proposed acquisition of Carmike Cinemas, Inc. (the "Carmike Acquisition"), we expect to draw upon additional financing sources, which may include a combination of additional debt or equity financing and the proceeds of asset sales, or in the event those sources are not available, drawings under committed credit facilities.

        (a)   Represents the following anticipated sources and uses of funds for the Odeon Acquisition ($ in thousands):

SOURCES AND USES ODEON
Sources of Funds	Amount	Uses of Funds	Amount
Proceeds from issuance of $595 million Dollar Notes	$595,000	Transaction fees and expenses	$54,904
Proceeds from issuance of £250 million GBP Sterling Notes	325,375	Interest on 9% Senior Secured Note GBP due 2018	5,680
Proceeds from issuance of incremental
New Term Loans due 2023	500,000	Interest on Floating Rate Senior Secured Note EUR due 2018	1,731
		9% Senior Secured Note GBP due 2018	399,000
		Floating Rate Senior Secured Note EUR due 2018	225,000
AMC equity issued to seller	159,000	Acquisition of Odeon	664,000
		Company Cash	$229,060

	$1,579,375		$1,579,375

        Transaction fees and expenses are estimated as follows (in thousands):

Deferred charges $595 million Dollar Notes	$20,900
Deferred charges £250 million Sterling Notes	11,200
Deferred charges and discount $500 million New Term Loans due 2023	13,063
Transaction expenses	$9,741

Transaction fees and expenses above	$54,904

        (b)   Remove historical Odeon goodwill and replace with goodwill from purchase price allocation. See Note 4 Purchase Price above.

        (c)   Amount represents transaction fees and expenses in (a) above. Transaction fees related to the issuance of debt are capitalized and amortized to interest expense over the term of the related notes. Other expenses are non-recurring in nature and recorded directly to retained earnings.

        (d)   Eliminate Odeon historical equity in connection with purchase accounting.

        (e)   Adjust debt balances assumed in Odeon Acquisition to fair value.

        (f)    Eliminate shareholder loans that are extinguished at closing with the estimated acquisition consideration.

        (g)   The Company has not yet determined fair value of property, net, intangibles or capital and financing lease obligations acquired; therefore the carrying value has been used in the preliminary purchase price allocation and in the unaudited pro forma condensed combined financial statements. See Note 4 Purchase Price above.

        (h)   In connection with the application of purchase accounting, deferred rent, deferred gain and landlord allowance amounts were reset to fair value of $0.

        (i)    Adjustments to interest expense and other expense have been made to reflect the elimination of the Shareholder Loans due 2019 and refinancing of the 9% Senior Secured Note GBP due 2018 and the Floating Rate Senior Secured Note due 2018 as follows (see Note 5 Proposed Acquisition Financing above for a sensitivity analysis showing the impact of a change in interest rates on interest expense):

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Eliminate historical interest expense for amounts extinguished above	$(141,577)	$(106,930)	$(106,670)
Cash interest on new indebtedness incurred.	75,715	55,157	56,831
Amortization of deferred charges on new indebtedness incurred	5,356	4,018	4,018
Eliminate historical interest on Term Loans due 2022	(27,699)	(26,686)	(20,158)
Interest on Term Loans due 2022 based on amended pricing	25,522	21,883	18,891

        (j)    Adjustment to remove the non-recurring direct incremental costs of the Odeon Acquisition which are reflected in the historical financial statements of the Company and Odeon.

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Remove the Company's costs	$—	$(6,183)	$—
Remove Odeon's costs	(4,790)	(9,232)	—

        (k)   Adjustment to record tax benefit in U.S. tax jurisdictions at the Company's effective income tax rate of 39% for M&A costs of the Company and interest expense related to indebtedness issued by the Company. Income and expenses recorded historically by Odeon were not significantly tax effected in foreign jurisdictions as a result of available unrecorded deferred tax assets including net operating loss carryforwards. As a result pro forma adjustments do not result in significant amounts of additional income tax expense or benefit in these foreign jurisdictions.

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Record tax effect in U.S. tax jurisdictions	$(30,769)	$(18,794)	$(23,237)

        (l)    Adjustment to increase rent for the elimination of deferred rent, deferred gain and landlord allowance credits recorded historically as a result of the fair value adjustment in (h) above.

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Remove deferred rent credits	$1,669	$2,326	$(251)
Remove deferred gain credits	8,447	2,354	6,812
Remove landlord allowance credits	3,639	3,639	2,736

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  Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
AMC ENTERTAINMENT HOLDINGS, INC. UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET AS OF SEPTEMBER 30, 2016 (DOLLARS IN THOUSANDS)
AMC ENTERTAINMENT HOLDINGS, INC. UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2015 (dollars in thousands, except per share data)
AMC ENTERTAINMENT HOLDINGS, INC. UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 2016 (dollars in thousands, except per share data)
AMC ENTERTAINMENT HOLDINGS, INC. UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 2015 (dollars in thousands, except per share data)
BALANCE SHEET AS OF SEPTEMBER 30, 2016
Odeon Summary of pro forma reclassification adjustment for Odeon—Balance sheet As of September 30, 2016
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2015
STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016
STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
Odeon Summary of pro forma reclassification adjustment for Odeon—Income Statement Year ended December 31, 2015
Odeon Summary of pro forma reclassification adjustment for Odeon—Income Statement Nine months ended September 30, 2016
Odeon Summary of pro forma reclassification adjustment for Odeon—Income Statement Nine months ended September 30, 2015